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[LETTERHEAD OF HOLME ROBERTS & OWEN LLP APPEARS HERE]

October 9, 1997


Board of Directors
UIH Australia/Pacific, Inc.
4643 S. Ulster Street, Suite 1300
Denver, Colorado 80237

Re:  UIH Australia/Pacific, Inc.
     Registration Statement on Form S-3
     488,000 Warrants and 488,000 Shares of Common Stock
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Gentlemen:

As counsel for UIH Australia/Pacific, Inc., a Colorado corporation (the "Company"), we have examined the above-captioned Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), which the Company has filed covering the issuance by the Company of 488,000 warrants ("Warrants") to purchase an aggregate of 488,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and 488,000 shares of Common Stock upon the exercise of Warrants pursuant to the Warrant Agreements to be entered into between the Company and Firstar Bank of Minnesota, N.A., as Warrant Agent (the "Warrant Agreements").

We have examined the Warrant Agreements, the Company's Articles of Incorporation, the form of Amendment to the Articles of Incorporation to be filed prior to issuance of the Warrants (the "Articles of Amendment"), its By-laws and the record of its corporate proceedings and have made such other investigation as we have deemed necessary in order to express the opinions set forth below.

Based on such investigation, it is our opinion that, upon filing of the Articles of Amendment, the Warrants, when issued pursuant to the terms of the Warrant Agreements, and shares of Common Stock, when issued pursuant to the terms of the Warrants, will be legally issued, fully paid and non-assessable.

We hereby consent to all references to us in the Registration Statement and all amendments to the Registration Statement. We further consent to the use of this opinion as an exhibit to the Registration Statement.

HOLME ROBERTS & OWEN LLP



By: /s/ Garth B. Jensen
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    Garth B. Jensen, Partner